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                                                                     EXHIBIT (j)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
   The Explorer Institutional Trust:

We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectus and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Information" in the Statement of Additional Information.



/s/ KPMG LLP


KPMG LLP


Chicago, Illinois
April 26, 1999